UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 18, 2023

Bakkt Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39544	98-1550750
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10000 Avalon Boulevard, Suite 1000, Alpharetta, Georgia	30009
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (678) 534-5849

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	BKKT	The New York Stock Exchange
Warrants to purchase Class A Common Stock	BKKT WS	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2023, in order to achieve an equal apportionment of membership among the three director classes of the Board of Directors (the “Board”) of Bakkt Holdings, Inc. (the “Company”), De’Ana Dow tendered her resignation as a Class III director, which became effective upon the Board reappointing Ms. Dow as a Class II director on April 18, 2023. Class II directors serve until the 2023 Annual Meeting of Stockholders and Class III directors serve until the 2024 Annual Meeting of Stockholders. The resignation and reappointment of Ms. Dow was effected solely for the purpose of achieving an equal apportionment of membership among the Board’s three classes of directors, and for all other purposes, Ms. Dow’s service on the Board is deemed to have continued uninterrupted.

Ms. Dow continues to serve on the Audit and Risk Committee of the Board and on the board of Bakkt Trust Company LLC. There are no changes or impacts to any of Ms. Dow’s compensation arrangements or unvested restricted stock units as a result of her resignation as a Class III director and reappointment as a Class II director.

There are no arrangements or understandings between Ms. Dow and any other person pursuant to which Ms. Dow was selected as a director. Ms. Dow is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K but may be a party to such a transaction in the future.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: April 19, 2023

BAKKT HOLDINGS, INC.

By:	/s/ Marc D'Annunzio
	Name:	Marc D’Annunzio
	Title:	General Counsel and Secretary